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                                                                   EXHIBIT 10.31


          Collateral Assignment of "Unencumbered" Customer Contracts

     This is an agreement dated as of June 15, 2000, between Viisage Technology, Inc., a Delaware corporation ("Viisage"), and Commerce Bank & Trust Company, a Massachusetts trust company ("Commerce").

     1. Circumstances of the agreement. On the date of this agreement Viisage and Commerce have entered into a Loan Agreement ("Loan Agreement") pursuant to which from time to time Commerce may advance to Viisage as much as $4,000,000 ("Loan"). Viisage's obligations to Commerce in connection with the Loan are secured by documents which include a Security Agreement (all assets) of even date between Viisage and Commerce ("Security Agreement"). The collateral transferred to Commerce through the Security Agreement includes Viisage's rights and interests arising from various contracts between Viisage and its customers. The purpose of this agreement is to supplement the Loan Agreement and the Security Agreement with respect to such contracts.

     2. Subjects of the agreement. The contracts which are the subject of this agreement (collectively "Assigned Contracts") are (a) all of the contracts listed on Exhibit A, attached, including all past, present and future amendments, restatements, substitutions, replacements, renewals, and extensions (collectively "Current Contracts") and (b) any and all future contracts between Viisage and any current or future customers of Viisage if Viisage's performance of such contracts is not financed by parties other than Commerce, together with all future amendments, restatements, substitutions, replacements, renewals, and extensions of such future contracts (collectively "Future Contracts").

     3. Assignments. As security for all Viisage's present and future obligations of payment, performance, and observance to Commerce ("Obligations"), Viisage hereby assigns to Commerce: (a) all present and future rights and interests of Viisage in, to, or otherwise arising under the Assigned Contracts, including without implied limitation all of Viisage's rights to receive payments
pursuant to the Assigned Contracts;   and (b) all products and proceeds (whether
cash or non-cash) from any of the foregoing. The rights and interests transferred by Viisage to Commerce through this agreement ("Contract Collateral") shall be co-extensive with the rights and interests transferred to Commerce in the Assigned Contracts through the Security Agreement, and nothing in this agreement shall be construed to limit or restrict Commerce's rights and remedies under the Security Agreement. The term "Obligations" shall have the same meaning in this agreement as in the Security Agreement.

     4.   Intercreditor agreement.   Viisage's and Commerce's rights and duties
under this agreement are affected by a certain Intercreditor Agreement of even date among Commerce, Lau Acquisition Corp., and Fleet Business Credit Corp. ("Intercreditor Agreement").

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     5.  Representations, warranties, covenants, and agreements.  Subject to the provisions of the Loan Agreement and the Intercreditor Agreement, and subject to any written waiver which Commerce in its sole discretion may grant in the future, Viisage represents, warrants, covenants, and agrees with Commerce as follows.

     A. Each of the Assigned Contracts (1) is and/or will be valid and binding on all of the parties thereto, (2) is and/or will be in full force and effect, and (3) has not been and/or will not be amended, modified, supplemented, or terminated without prior written notice of at least ten (10) days to Commerce, provided, however, that no such notice shall be required for routine modifications and routine change orders made in the ordinary course of business.

     B. Viisage has no knowledge of any material default on any of the Current Contracts, and no party to any of the Current Contracts has asserted that any other party is in default.

     C. Viisage (1) has the unrestricted and unconditional right to assign the Contract Collateral to Commerce as security for the Obligations and (2) has no knowledge of any claim or assertion to the contrary, except to the extent, if any, that Viisage's right to assign the Contract Collateral may be affected by the rights of any surety which has issued a bond with respect to one or more of the Assigned Contracts.

     D. Without Commerce's prior express written consent, which Commerce may withhold in its sole and absolute discretion, Viisage will not assign, encumber, or otherwise in any manner transfer any interest in the Contract Collateral to any third party until the Obligations have been paid and performed in full.

     E. Viisage will not involuntarily suffer or involuntarily incur any legal or equitable lien, attachment, or other seizure of any of its rights or interests in the Assigned Contracts.

     F. To the extent that any of the Assigned Contracts requires Viisage to render a performance, Viisage will render such performance promptly and fully. Viisage will notify Commerce promptly in writing of any assertion that Viisage is in breach of any of its obligations under the Assigned Contracts.

     G. Viisage will use its best efforts to compel the other parties to the Assigned Contracts to perform and observe their duties and obligations under the Assigned Contracts. Upon Commerce's request from time to time Viisage will provide Commerce with all documents and information available to Viisage concerning the performance and observance of such duties and obligations. Viisage will notify Commerce promptly in writing of any material breach of such duties and obligations.

     H. No consents or approval are required for the transfer of the Contract Collateral to Commerce, and any notices required for such transfer have been given in a proper and timely manner.

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     I.  Viisage will indemnify and hold harmless Commerce against all claims and demands asserted against Commerce, and all costs and expenses (including reasonable legal fees) incurred by Commerce, as a consequence of this agreement.

     J. From time to time upon Commerce's written request Viisage promptly shall take all steps requested in good faith by Commerce to ensure that Commerce enjoys all of the benefits and protections which this agreement purports to afford Commerce, including without implied limitation the signing of financing statements, notices, and such other documents as Commerce in good faith decides advisable.

     6. Miscellaneous. This agreement shall be construed as a supplement to the Loan Agreement and the Security Agreement; all representations, warranties, covenants, agreements, duties, and obligations of Viisage under this agreement, and all rights and remedies of Commerce under this agreement, shall be considered supplemental to those set forth in the Loan Agreement and the Security Agreement or arising thereunder. Any default by or with respect to Viisage under this agreement shall constitute an Event of Default under the Loan Agreement.

     Signed under seal as of June 15, 2000

Witnesses:                     Parties:

                               Viisage Technology, Inc.

                               By: /s/ Sean F. Mack
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                                  Sean F. Mack,
                                  Treasurer and Controller


                               Commerce Bank & Trust Company

                               By: /s/ Roger F. Allard
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                                  Roger F. Allard, Senior Vice
                                         President

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                                   Exhibit A

                               Current Contracts

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